Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-273116) of United Maritime Corporation, and

(2)	Registration Statement (Form F-3 No. 333-266099) of United Maritime Corporation;

of our report dated April 2, 2024, with respect to the consolidated financial statements of United Maritime Corporation included in this Annual Report (Form 20-F) for the year ended December 31, 2023.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
April 2, 2024